Exhibit 99.1

Date:	October 14, 2008
To:	Larry Weinstein
cc:	Al Roach, Alan Mintz, Jeff Hultman
Re:	Energy King, Inc.

Effective as of this date (10/14/08) I am resigning from my position on the Board of Directors of Energy King, Inc. The decision is based on an effort of removing myself from several projects, ventures and businesses consuming time and energy that is not consistent with current family interests, and less work at this stage of my life and career.

It has been a pleasure serving with you and I wish each of you and the Company the very best of success.